                                                                   EXHIBIT 10.17

                                PROMISSORY NOTE

$10,000,000.00                                                     July 15, 1997


         For value received, NEWFIELD EXPLORATION COMPANY, a Delaware corporation (the "Company"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender"), at its principal office, at 270 Park Avenue, New York, New York 10017, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by the Lender to the Company hereunder), in lawful money of the United States of America and in immediately available funds, on or before July 13, 1998, and to pay interest on the unpaid principal amount of each such loan, at such office, in like money and funds, for the period commencing on the date of such loan until such loan shall be paid in full, at the rates per annum and on the dates provided herein.

         Reference is hereby made to that certain Credit Agreement (such Credit Agreement together with all amendments and supplements thereto being the "Credit Agreement") dated as of May 20, 1996 among the Company, the financial institutions named therein, and the Lender, as Agent. The intention of the Company and the Lender is to utilize the relevant provisions of the Credit Agreement to establish the relevant procedures for the advance of funds under this Note, the determination of interest rates for such advances and the payment of interest on such advances. Accordingly, while this Note is not a "Note" issued under or pursuant to the Credit Agreement, this Note incorporates by reference and is subject to the terms of Section 2.02, Section 3.02, Section
4.03 and all related definitions and other provisions of the Credit Agreement as such Sections, definitions and provisions pertain to the request for borrowings under this Note, the Types of loans which may be requested, the determination of interest rates for such loans and the payment of interest on such loans. This Note also incorporates the terms of Section 5 and the Lender shall be entitled to the rights afforded the Banks thereunder with respect to this Note and the loans made pursuant to the terms hereof. Unless otherwise specified herein, capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         The date, amount, Type, interest rate and maturity date of each loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This Note shall be in Default if: (a) the Company shall default in the payment when due of the principal amount hereof or any interest on any loan and such default shall continue unremedied for a period of three (3) Business Days, or (b) an Event of Default shall occur under the Credit Agreement. Upon the occurrence of any of the foregoing, the Lender may declare the principal amount hereof, together with accrued interest, and all other amounts payable by the Company hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company.

         If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, receivership, re-organization, arrangement or other legal proceedings for collection hereof, the Company agrees to pay the Lender its reasonable attorneys' fees.

         THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        NEWFIELD EXPLORATION COMPANY


                                       By:   /s/TERRY W. RATHERT
                                          ---------------------------
                                                Terry W. Rathert
                                                Vice President


                                      2